EXHIBIT 10.64

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into and is effective as of June 1, 2003, by and between BRILLIANT DIGITAL ENTERTAINMENT, INC., a Delaware corporation (the "COMPANY"), located at 6355 Topanga Canyon Boulevard, Woodland Hills, CA 91367, and KEVIN BERMEISTER, an individual ("EXECUTIVE"), of 10A Dalley Avenue, Vaucluse. NSW 2030 Australia.

                                  R E C I T A L

         Whereas, the Company and Executive desire to assure that the Company retains the services of Executive, whose experience, knowledge and abilities are extremely valuable to the Company.

         NOW, THEREFORE, in consideration of the terms, conditions, covenants, representations, warranties and promises contained in this Agreement, the Parties agree as follows:

         1. EMPLOYMENT. The Company hereby employs Executive and Executive hereby accepts employment with the Company on the terms and conditions set forth herein.

         2. DUTIES. Throughout the Term (as defined below), Executive shall faithfully and diligently perform Executive's duties in conformity with the directions of the Board of Directors of the Company (the "BOARD") and serve the Company to the best of Executive's ability. Executive shall devote as much of Executive's working time, attention and energies to the business and affairs of the Company as Executive determines, in his sole and absolute discretion, appropriate. Executive shall have the title of Chief Executive Officer and President, and shall report to the Board, and at all times during the Term. Executive shall also be a member of the Board. Executive shall have at a minimum the duties and responsibilities commonly incident to the position of a President. At all times while Executive is an employee of the company, Executive shall be headquartered in Sydney Australia or California. Executive is expressly permitted to, directly or indirectly, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business, including, but not limited to, a business similar to, or competitive with, the business of the Company in which the Company is presently involved or becomes engaged during the Term. In this respect, Executive agrees to comply with requests for disclosure made by the Board from time to time.

         3. TERM. The initial term of this Agreement (the "TERM") shall commence upon the date hereof and shall terminate two (2) years thereafter (the "SECOND ANNIVERSARY DATE"), unless sooner terminated as provided herein (the "TERMINATION DATE").

         4.       COMPENSATION.

         4.1. ANNUAL BASE SALARY. For Executive's services hereunder, the Company shall initially pay Executive an annual salary of two hundred fifty thousand dollars ($275,000) (the "BASE SALARY"). The Base Salary shall be paid in accordance with the Company's normal procedures for paying salaried employees, but in no event less frequently than semi-monthly.


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         4.2.     MANDATORY  BASE SALARY  INCREASES.  The Base  Salary  shall be increased  each January 1st (the  "ADJUSTMENT  DATE"),  commencing  with July 1,
2003,   pursuant  to  the  Consumer  Price  Index-U.S.   City  Average,  or  any
substantially equivalent successor thereto, for the month of the then current Adjustment Date, as published by the Bureau of Labor Statistics of the United States Department of Labor.

         4.3. BONUSES. Each year of the Term hereof, the Company shall award to Executive a bonus of three percent (3%) of the Company's EBITDA (as defined below) as reported in the Company's audited financial statements (the " BONUS"). The Bonus shall be payable on or within a reasonable time after each December 31st, commencing with December 31, 2003.

         4.4. TAXES. All amounts paid to Executive hereunder shall be subject to the applicable withholding of social security, federal, state, and other taxes and deductions as required by law.

5. BENEFITS. Executive shall be entitled to participate in all benefits offered to senior executives or similarly situated officers including, without limitation, the following:

         5.1. GROUP MEDICAL AND DISABILITY INSURANCE BENEFITS. During the Term, Executive shall be eligible to participate, and the premiums shall be paid by the Company on behalf of the Executive, in any group medical and disability insurance programs as provided generally to officers of the Company.

         5.2. CELLULAR TELEPHONE. During the Term, Executive shall be entitled to the use of a cellular telephone and the monthly access charge and any business-related charges shall be paid by the Company subject to SECTION 5.5 below.

         5.3. VEHICLE. During the Term, Executive shall be entitled to the use of a company vehicle including gas and insurance paid to Executive in the form of a monthly allowance up to a maximum $2000 per month plus insurance.

         5.4. COMPUTERS AND INTERNET. During the Term, Executive shall be entitled to the use of computer equipment required by Executive to perform his duties including monthly access charges for the Internet and any business-related charges shall be paid by the Company.

         5.5. VACATION. Executive shall be entitled to annual vacation to the same extent as other similarly situated executives in accordance with the Company's standard practices and policies.

         5.6. RETIREMENT PLANS. During the Term, Executive shall be eligible to participate in any retirement, pension, or other deferred or supplemental compensation plans operated by the Company and any subsequent or additional retirement plans established by the Board to the same extent as similarly situated executives.

         5.7. EXPENSE REIMBURSEMENT. Upon presentment of verifiable invoices and other documentation as may be requested by the Company, and subject to the Company's expense reimbursement policies applicable to similarly situated executives, the Company shall reimburse Executive for the reasonable costs and expenses which he incurs in connection with the performance of his duties and obligations under this Agreement.


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6.       STOCK OPTIONS.  In addition to any other prior approved options offered to Executive and pursuant to the terms and conditions of the Brilliant Digital Entertainment, Inc. Second Amended and Restated 1996 Stock Option Plan (the "PLAN"), subject to the approval of the Board or Committee (as such term is defined in the Plan), which approval shall not be unreasonably withheld, the Company shall grant Executive an option to purchase six million (6,,000,000) shares of the Common Stock of the Company, which shall vest and become exercisable as to one million (1,000,000) of the shares of underlying the option upon signing, two million (2,000,000) on the first anniversary of the date hereof (the "FIRST ANNIVERSARY DATE") and two hundred and fifty thousand (250,000) of the shares underlying the option at the end of each month following the month in which the First Anniversary Date occurs. In the event that the Company undergoes a change of control, then, on the occurrence of such event, Executive's previously granted options and options granted hereunder shall immediately accelerate and vest entirely. To qualify as a change of control, one of the following must occur: i) a sale of the company to a single entity of more than 50% of the company's stock; ii) a merger in which shareholders of the company's stock hold less than 50% of the surviving entity; or iii) a sale of substantially all of the company's assets or iv) a change to more than 50% of the current board of directors.

7.       TERMINATION.

         7.1      TERMINATION AT WILL.

                  7.1.1    BY THE  COMPANY.  Subject to the  provisions  of this
SECTION 7, the Company may terminate this Agreement at any time, for any reason, or for no reason, either with or without Cause (as defined below). In the event that such termination is without Cause, the Company shall provide Executive with thirty (30) days' prior written notice.

                  7.1.2 BY EXECUTIVE. Subject to the provisions of SECTION 7, Executive may terminate this Agreement at any time, for any reason, or for no reason, either with or without Good Reason (as defined below), by delivering thirty (30) days' prior written notice to the Company.

         7.2 TERMINATION BY THE COMPANY WITHOUT CAUSE, TERMINATION BY EXECUTIVE WITH GOOD REASON OR TERMINATION OF EXECUTIVE AS A RESULT OF DEATH OR DISABILITY. If the Company terminates Executive without Cause, Executive terminates his employment for Good Reason or Executive's employment terminates as a result of his death or Disability (as defined below), in addition to payment of Executive's accrued portion of the Base Salary, accrued vacation, reimbursable expenses and pro rata portion of the Bonus, if any, through the date of termination, Executive or Executive's representative shall be entitled to the following:

                  7.2.1 SEVERANCE PAY. The Company shall pay Executive or Executive's representative upon such termination a lump-sum amount equal to the greater of: (1) the sum of twelve (12) months current monthly Base Salary; or
(2) the sum of (i) the monthly portion of the current Base Salary times (ii) the number of months (including partial months) remaining until the Second
Anniversary Date, as defined in SECTION 3 herein (the "SEVERANCE PAY"). Any Severance Pay due Executive under this SECTION 7.2.1 shall be paid to Executive within ten (10) days after the Termination Date.

                  7.2.2    CONTINUATION   COVERAGE.   Except   in  the  case  of
Executive's termination of employment as a result of his death, the Company shall pay, on behalf of Executive,


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for the maximum  period for which  COBRA  coverage is  available,  the  premiums payable in order to continue the same coverage of Executive and Executive's family under the Company's health insurance plan which exists as of the date of termination, unless and until Executive and Executive's family are otherwise covered by another health insurance plan (the "CONTINUATION COVERAGE").

                  7.2.3 ACCELERATED VESTING. Any options to purchase the common stock of the Company granted to Executive not otherwise vested shall be fully vested as of the Termination Date, and all restrictions regarding the Restricted Stock shall be removed (the "ACCELERATED VESTING").

         7.3 TERMINATION BY THE COMPANY WITH CAUSE. If the Company terminates Executive's employment with Cause, Executive shall not be eligible to receive the Severance Pay, Continuation Coverage or Accelerated Vesting. Within a reasonable amount of time of Executive's termination for Cause, Executive shall be paid Executive's accrued portion of Base Salary, accrued vacation and reimbursable expenses through the Termination Date.

         7.4 VOLUNTARY TERMINATION BY EXECUTIVE. If Executive voluntarily terminates Executive's employment with the Company without Good Reason, as defined herein, Executive shall not be eligible to receive the Severance Pay, the Continuation Coverage or the accelerated Vesting. Within seventy two (72) hours following such termination, Executive shall be paid Executive's accrued portion of the Base Salary and accrued vacation and within ten (10) days following such termination; Executive shall be paid Executive's reimbursable expenses payable through the date of the termination of Executive's employment.

8.       DEFINITIONS.

         8.1 CAUSE. For purposes of this Agreement, the term "CAUSE" shall mean termination of Executive by the Company for the following, as determined by a majority vote of the Board at a meeting to which Executive and Executive's counsel shall be invited upon proper notice: (a) a willful breach by Executive of any material provision of this Agreement that remains uncured by Executive within thirty (30) days of written notice of such breach from the Board; (b) repeated and willful failure or refusal to perform Executive's material duties hereunder or repeated and gross negligence in the performance by Executive of his duties hereunder that remains uncured by Executive within thirty (30) days of written notice from the Board; PROVIDED, HOWEVER, that the Company shall only be required to give notice one time or (c) if Executive is convicted of a felony.

         8.2 GOOD REASON. For purposes of this Agreement, the term "GOOD REASON" shall mean Executive's termination of his employment with the Company for one or more of the following reasons: (a) the reduction of Executive's title, authority, duties or responsibilities, or the assignment to Executive of duties inconsistent with Executive's position with the Company as set forth in
SECTION 2 hereof that remains uncured by the Company within thirty (30) days of written notice from Executive to the Board; (b) any requirement that Executive report to any person other than the Board or its successor that remains uncured by the Company within thirty (30) days of written notice from Executive to the Board; (c) a substantial reduction in the Base Salary or Bonus opportunity of Executive that is materially adverse to Executive and that remains uncured by the Company within thirty (30) days of written notice from Executive to the Board; (d) the relocation of Executive's office to a location that is outside of California; or (e) any other material breach by the


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Company of this Agreement that remains uncured by the Company within thirty (30)
days of written notice from Executive to the Board.

         8.3 DISABILITY. For the purposes of this Agreement, "DISABILITY" shall mean any physical or mental disability which causes Executive to be unable to substantially perform Executive's normal duties as an employee of the Company; provided, however, that Executive shall not be considered disabled until (i) Executive has been so disabled for one hundred eighty (180) days; (ii) Executive's attending physician shall have furnished to the Company certification that the return of Executive to his duties as an employee of the Company is impossible or improbable; and (iii) Executive is determined to be totally disabled by the disability insurer then insuring Executive, if any.

         8.4 EBITDA. For purposes of this Agreement, the term "EBITDA" shall mean, for any period, Net Income (as defined below) for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness,
(c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Net Income for such period, losses on sales or writ-downs of assets outside of the ordinary course of business), (f) any other non-cash expenses and charges, (g) non-cash provisions and reserves for discontinued operations, (h) any loss accounted for by the equity method of accounting; MINUS, to the extent included in the statement of such Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. For purposes of this Agreement, the term "NET INCOME" shall mean, for any period, the consolidated net income (or loss) of the Company, determined on a consolidated basis in accordance with GAAP for the applicable period.

9. CONFIDENTIALITY AND NON-SOLICITATION. During the Term, Executive will have access to and become acquainted with what Executive and the Company acknowledge are trade secrets and other confidential information (the "CONFIDENTIAL INFORMATION") which are the exclusive property of the Company. In light of the sensitive and proprietary nature of the Confidential Information, notwithstanding any provision in this Agreement, including SECTION 2, executive agrees to execute and be bound by the Company's standard Confidential Information and Non-Solicitation Agreement.

10.      MISCELLANEOUS PROVISIONS.

         10.1 INSURANCE FOR EXECUTIVE. Executive shall, at all times, be indemnified by the Company in connection with his performance of services hereunder, at the maximum level permitted by law. The Company shall cause Executive (together with other offices and directors) to be covered at all times by directors and officers liability insurance with such coverage to be not less than $1,000,000. The Company shall continue to indemnify Executive as provided above and maintain such liability insurance coverage for Executive, after the Term has ended for any claims that may be made against him with respect to his service as a director or officer of the Company.


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         10.2     NOTICES.  Except as otherwise provided in this Agreement,  all notices, requests, demands, and other communications under this Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  If to the Company:

                  c/o Brilliant Digital Entertainment, Inc.
                  6355 Topanga Canyon Boulevard, Suite 120
                  Woodland Hills, California 91367
                  Attention: General Counsel
                  Facsimile:  (818) 712-0810

                  with a copy to:

                  Biztech Law LLP
                  Murray Markiles
                  15821 Ventura Boulevard, Suite 525
                  Encino, California 91436


                  If to Executive:

                  Kevin Bermeister
                  10 A Daley Avenue.
                  Vaucluse, 2030
                  Sydney, Australia

                  with a copy to:

                  Raymond Dyne, Esq.
                  6355 Topanga Canyon Blvd., 5th floor
                  Woodland Hills, CA 91367
                  Facsimile: (818) 593-2033

                  Notices shall be deemed received at the earliest of actual receipt, confirmed facsimile or three (3) days following mailing.

         10.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter contained herein and supersedes all prior agreements, representations, and understandings of the parties.

         10.4 AMENDMENTS. This Agreement may not be amended, supplemented, canceled, or discharged except by written instrument executed by the parties hereto.

         10.5 WAIVERS. All waivers hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision of this Agreement by any other party


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shall be deemed a waiver of any other contemporaneous,  preceding, or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

         10.6     SEVERABILITY.   In  the  event  that  any  provision  of  this
Agreement shall be unenforceable or inoperative as a matter of law, the remaining portions or provisions shall remain in full force and effect.

         10.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, executors, administrators, successors, and assigns, provided, however, that Executive may not assign any or all of his rights or duties hereunder except following the prior written consent of the Company.

         10.8 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same Agreement.

         10.9 SECTION HEADINGS. The section headings used in this Agreement are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10.10    GOVERNING  LAW.   Except  where  otherwise   indicated,   this
Agreement shall be construed and enforced in accordance with the laws of the State of California.

         10.11 ADVICE OF COUNSEL. Executive acknowledges that he has been advised to seek independent legal counsel for advice regarding the effect of the terms and provisions hereof, and has either obtained such advice of independent legal counsel, or has voluntarily and without compulsion elected to enter into and be bound by the terms of this Agreement without such advice of independent legal counsel.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement as of the date first above written.

                                    BRILLIANT DIGITAL ENTERTAINMENT,   INC.



                                    By:      _____________________________
                                    Title:   _____________________________

                                    EXECUTIVE



                                     /S/ KEVIN BERMEISTER
                                    ---------------------------------------
                                    Name: KEVIN BERMEISTER



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